Exhibit 10.22
                     CONFIDENTIAL TREATMENT REQUESTED
          SETTLEMENT AGREEMENT dated as of September 15, 1997, by and among CALIFON PRODUCTIONS, INC. ("Califon") and JEOPARDY PRODUCTIONS, INC. ("Jeopardy") (collectively referred to hereinafter as "Owner"), SONY PICTURES ENTERTAINMENT INC. ("SPE"), THE GAME SHOW NETWORK, L.P. and KING WORLD PRODUCTIONS, INC. ("KW").
          WHEREAS, there is an agreement between Califon and KW dated as of December 15, 1982, and amendments thereto (the "WOF Agreement"), relating to the television series entitled "Wheel of Fortune";
          WHEREAS, there is an agreement between Califon and KW dated as of November 1, 1983, and amendments thereto (the "Jeopardy Agreement"), relating to the television series entitled "Jeopardy!";
          WHEREAS, Califon has assigned and delegated its rights and obligations under the Jeopardy Agreement to Jeopardy and KW has consented to this assignment and delegation;
          WHEREAS, The Game Show Network, L.P. owns and operates a cable television network named "Game Show Network" ("GSN");
          WHEREAS, there are certain disputes among the parties with respect to the WOF Agreement and the Jeopardy Agreement that have resulted in the filing of the pending action, King World Productions, Inc. v.
Califon Productions, Inc., et al., Case No.:
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BC 168 059, in the Superior Court of the State of California for the County
of Los Angeles (the "Court"), including a cross-complaint therein (the "Action"); and
          WHEREAS, the parties desire, subject to the terms and conditions set forth hereinafter, to settle and resolve the disputes raised in the Action and to discontinue the Action;
          NOW, THEREFORE, the parties hereto hereby agree as follows:
          1. KW shall dismiss, without prejudice, its complaint in the Action; Owner shall dismiss, with prejudice, its cross-complaint in the Action, it being understood that Owner does not hereby waive or abandon any of its defenses pled in its answer to KW's complaint. However, these dismissals shall not affect or limit KW's or Owner's rights or claims with respect to how the WOF Agreement and the Jeopardy Agreement are to be interpreted, including whether and the extent to which the WOF Agreement and the Jeopardy Agreement prohibit KW from producing and licensing for distribution by others a strip game show in first-run syndication. The parties shall, within one week of executing this Settlement Agreement, file the necessary requests for dismissal with the Court.
          2. HOLLYWOOD SQUARES. Owner And KW disagree with respect to whether anything in the WOF Agreement or the Jeopardy
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Agreement prohibits KW from producing and licensing for distribution by others a strip game show in first-run syndication. Without waiving either party's rights or claims, if any, under the WOF Agreement or the Jeopardy Agreement with respect thereto, the parties agree, on a one-time non-precedential basis, to the following with respect to the television series "Hollywood Squares" (hereinafter referred to as the "Series"):
               (a) Owner hereby waives its rights, if any, to prohibit KW from producing or distributing a strip game show series for first-run syndication, solely and only to the extent necessary to allow KW to produce and distribute the Series in first-run strip syndication, for initial telecast no later than September 30, 1998, provided that said waiver shall expire upon the conclusion of the final consecutive broadcast season during which KW so distributes the Series.
               (b) KW has sole ownership and, as among the parties hereto, KW shall solely fund the production and distribution of the Series.
Without limitation of the foregoing, KW shall have final and definitive control and authority with regard to all elements of the production and distribution of the Series.
               (c) SPE shall render services as a co-producer of the SPE Participation Episodes (as hereinafter defined), and SPE, or an affiliate designated by SPE, shall be entitled to a logo
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credit (animated, if KW's production credit is animated) to that effect and on a separate card, in the end credits of each such episode and similar credit, when KW receives credit, on all publicity, press releases (the press release announcing this Settlement Agreement to be mutually approved by SPE and KW) and advertising issued in connection with such episodes. Subject in all events to paragraph 2(b) of this Settlement Agreement, SPE may, in its sole discretion, but only at KW's request and in accordance with the production schedule as determined by KW, participate in the principal elements of the production of the SPE Participation Episodes, including significant creative decisions, casting and staffing, and SPE may, in its sole discretion, but only upon KW's request, assist, inter alia, in securing talent, writers and other creative personnel therefor.
               (d)  [****]
               (e) SPE shall be entitled to a participation in the amount of [****] of all of the episodes of the Series produced (x) for initial distribution in first-run syndication in the United States, or (y) for initial first-run network broadcast in the United States, provided however, that sums from any such episodes produced for initial network broadcast shall be included within Gross Receipts only if such episodes are produced during a broadcast season in which the Series is distributed by KW in
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first-run strip syndication (the episodes described in clauses (x) and (y)
are collectively referred to herein as the "SPE Participation Episodes").
               (i) In the case of subdistribution of any of the rights hereunder on a percentage basis, the gross amount received by such subdistributor shall be included in Gross Receipts and there shall be no deduction for any subdistribution fees, commissions or expenses. Where subdistribution is on an outright basis, the actual amount received by KW shall be included in Gross Receipts. Advance payments and security deposits shall not be included in Gross Receipts until earned by, forfeited or otherwise applied to any of the SPE Participation Episodes (unless such advance payments or security deposits are nonrefundable, in which case such amounts shall be included in Gross Receipts upon receipt), nor shall Gross Receipts include receipts of radio or television broadcasters or others who actually use or exhibit to the public any of the SPE Participation Epi-sodes.
               (ii) SPE's participation in Gross Receipts shall be paid and accounted for as provided in the annexed Schedule A.
               (f) SPE shall be entitled to a one-time nonrefundable advance of its participation [****] payable upon execution of this Settle-ment Agreement, which amount shall be recoupable by KW from, [****]
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               (g)  [****]
          3. This Settlement Agreement has been negotiated and executed, is made and is to be performed in the State of California, and shall be governed by and construed in accordance with the internal, substantive laws of the State of California.
          4. This Settlement Agreement may be executed in any number of counterparts, each of which for all purposes shall be deemed to be original and all of which taken together shall constitute one and the same instru-ment.
          5. All prior or contemporaneous agreements, contracts, promis-es, representations and statements, if any, among the parties hereto and their representatives as to the Series are merged into this Settlement Agreement, and this Settlement Agreement constitutes the entire agreement among the parties with respect thereto. This Settlement Agreement may not be modified, waived, changed, discharged or terminated, except by an agreement in writing signed by the party against which such modification, waiver, change, discharge or termination is sought to be enforced.
          6. The parties agree that this Settlement Agreement shall be deemed to have been jointly drafted and composed by the parties hereto.
The terms of this Settlement Agreement shall not be interpreted or con-strued in favor of or against any party on the ground that one party was the purported drafter hereof.
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          7.   Except as specified herein, nothing in this Settlement
Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Settlement Agreement on any persons other than the parties hereto and their respective successors and assigns, nor is anything in this Settlement Agreement intended to relieve or discharge the obligations or liabilities of any third parties to any party to this Settlement Agreement, nor shall any provision give any third parties any right of subrogation or action over or against any party to this Settlement Agreement.
          8. The parties hereto shall keep confidential and shall not disclose to third parties the terms and provisions of sub-paragraphs 2(d),
(e), (f) and (g) of this Settlement Agreement or that the waiver in sub-paragraph 2(a) of this Settlement Agreement is limited to an initial telecast of the Series no later than September 30, 1998, except as it may be required by law.
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          IN WITNESS WHEREOF, the parties have executed this
Settlement Agreement as of the date first above set forth.


                              CALIFON PRODUCTIONS, INC.


                              By:_____________________________




                              JEOPARDY PRODUCTIONS, INC.


                              By:_____________________________




                              SONY PICTURES ENTERTAINMENT INC.


                              By:_____________________________




                              THE GAME SHOW NETWORK, L.P.
                                By:  TGSC MANAGEMENT, INC.


                                By:___________________________




                              KING WORLD PRODUCTIONS, INC.


                              By:_____________________________
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                                SCHEDULE A

                        ACCOUNTINGS AND REMITTANCES


          1. KW'S RECORDS: KW shall keep complete and accurate books of account and records with respect to the distribution of the SPE Participa-tion Episodes. SPE shall have the right, during reasonable business hours on reasonable advance written notice, to examine the same or cause the same to be examined and audited at its expense by any reputable firm of certi-fied public accountants or by SPE's internal audit department.

          2. STATEMENTS AND REMITTANCES: Commencing three (3) months after the first domestic television exhibition of the Series pursuant to this Settlement Agreement, KW shall account to SPE for the Gross Receipts
(a) on a monthly basis while KW is distributing the Series in first-run syndication and (b) on a quarterly basis thereafter.

          (a) Within twenty (20) days after the close of each applicable accounting period, KW shall submit to SPE a written statement showing the Gross Receipts in reasonable detail and shall pay SPE the amount, if any, shown in such statement to be due.

          (b) Accountings may be on a billings or collection basis. KW shall have the right to change the method from time to time, but each statement shall specify the basis. If statements are made on a billings basis, KW has the right to make adjustments in subsequent statements to reflect uncollected billings.